Exhibit 99.1

COMPANY CONTACT	INVESTOR CONTACT
The Spectranetics Corporation	Westwicke Partners
Guy Childs, Chief Financial Officer	Lynn Pieper
(719) 633-8333	(415) 202-5678
lynn.pieper@westwicke.com

FOR IMMEDIATE RELEASE

Spectranetics Achieves Second Quarter 2014 Revenue of $43.6 Million

2014 Outlook Revised for AngioScore Acquisition

COLORADO SPRINGS, CO. (July 24, 2014) - The Spectranetics Corporation (NASDAQ: SPNC) today reported financial results for the three and six months ended June 30, 2014. Highlights of the quarter, all compared with the three months ended June 30, 2013 include:

•	Revenue of $43.6 million, up 10%

•	Vascular Intervention revenue of $22.5 million grew 19% (18% constant currency1), led by U.S. peripheral atherectomy revenue growth of 22%

•	Lead Management revenue of $16.1 million increased 7% (6% constant currency)

•	U.S. revenue grew 8% to $34.9 million; International revenue grew 22% (17% constant currency) to $8.7 million

•	Gross margin increased to 76%, from 73%

•	Closed AngioScore acquisition on June 30

“We had a strong second quarter with continued momentum in our vascular and international businesses. Lead management growth reflects our efforts to improve commercial execution and return to double digit growth in the fourth quarter. Two milestone achievements were recently accomplished in the form of the in-stent restenosis indication and the closing of the AngioScore acquisition. The growth prospects in front of us are profound and we are focused on execution,” said Spectranetics President and Chief Executive Officer, Scott Drake.

Net loss for the three months ended June 30, 2014 was $6.6 million, or $0.16 per share, compared with a net loss of $728,000, or $0.02 per share, for the three months ended June 30, 2013. Non-GAAP net loss1, which excludes acquisition-related items, for the three months ended June 30, 2014 was $2.4 million, or $0.06 per share, compared with a non-GAAP net loss of $0.3 million, or $0.01 per share, for the three months ended June 30, 2013. Adjusted EBITDA1 was $780,000 for the three months ended June 30, 2014 compared with $2.1 million for the three months ended June 30, 2013.

_______________

1Constant currency, non-GAAP net loss, and Adjusted EBITDA are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” later in this release.

Year-To-Date Financial Results
Revenue for the six months ended June 30, 2014 rose 8% (7% constant currency) to $83.2 million, from $77.1 million for the six months ended June 30, 2013. Vascular Intervention revenue increased 18% (17% constant currency) to $42.5 million, Lead Management revenue increased 1% to $30.6 million, and laser system, service and other revenue decreased 7% (8% constant currency) to $10.1 million.

On a geographic basis, revenue in the United States was $66.6 million, an increase of 6% from the six months ended June 30, 2013. International revenue totaled $16.5 million, an increase of 18% (14% constant currency) from the six months ended June 30, 2013.

Net loss during the six months ended June 30, 2014 was $12.2 million, or $0.29 per diluted share, compared with net loss of $1.7 million, or $0.05 per share, for the six months ended June 30, 2013. Non-GAAP net loss during the six months ended June 30, 2014 was $7.6 million, or $0.18 per share, compared with non-GAAP net loss of $0.9 million, or $0.02 per share, for the six months ended June 30, 2013. Adjusted EBITDA was a loss of $1.8 million for the six months ended June 30, 2014 compared with $3.4 million for the six months ended June 30, 2013.

2014 Outlook
Spectranetics management projects revenue for 2014 to be in the range of $198.5 million to $201.0 million, an increase of 25% to 27% over 2013. This includes a projected $27.0 million contribution from the recently acquired AngioScore products. Excluding the AngioScore revenue, organic revenue is anticipated to be in the range of $171.5 - $174.0 million, or 8% to 10% growth over 2013, which is consistent with our previous outlook. The organic revenue includes a modest contribution from the recently approved ISR indication and mechanical tools, offset by anticipated and inherent disruption associated with the integration of the AngioScore sales team.

Net loss for 2014 is projected to be in the range of $36.0 - $38.0 million, or $0.85 - $0.90 per share. Non-GAAP net loss for 2014 is projected to be in the range of $13.3 - $15.3 million, or $0.32 - $0.36 per share. Adjusted EBITDA is anticipated to be in the range of $0.0 - $2.0 million.

Conference Call
Management will host an investment community conference call today beginning at 2:30 p.m. MT / 4:30 p.m. ET. Individuals interested in listening to the conference call may dial (877) 561-2747 for domestic callers or (973) 409-9689 for international callers, or access the webcast on the investor relations section of the Company’s Web site at: www.spectranetics.com. The webcast will be available on the Company’s Web site for 14 days following the completion of the call.

About Spectranetics
Spectranetics develops, manufactures, markets and distributes single-use medical devices used in minimally invasive procedures within the cardiovascular system. The Company’s products are sold in over 65 countries and are used to treat arterial blockages in the heart and legs and in the removal of pacemaker and defibrillator leads.

Spectranetics recently acquired AngioScore, Inc., a leading developer, manufacturer and marketer of cardiovascular, specialty balloons.

The Company’s Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee as well as the AngioSculpt® scoring balloon used in both peripheral and coronary procedures. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. The Company markets aspiration and cardiac laser catheters to treat blockages in the heart.

The Lead Management (LM) product line includes excimer laser sheaths, dilator sheaths, mechanical sheaths and accessories for the removal of pacemaker and defibrillator cardiac leads.

For more information, visit www.spectranetics.com

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements because they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, clinical trials, regulatory or competitive environments, our intellectual property and product development. These forward-looking statements include, but are not limited to, statements regarding our expectation of continued growth and strength and the reasons for that growth, growth rates, strength, and 2014 outlook including projected revenue, net loss and Adjusted EBITDA. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note they speak only as of the date of this release. These risks and uncertainties may include financial results differing from guidance, inability to successfully integrate AngioScore into our business, market acceptance of excimer laser atherectomy technology and our vascular intervention and lead removal products, increasing price and product competition, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development, loss of key personnel, uncertain success of or delays in our clinical trials, adverse results in any ongoing legal proceeding, or any legal proceeding in which we may become involved, adverse impact to our business of the health care reform and related legislation or regulations, including changes in reimbursements, continued or worsening adverse conditions in the general domestic and global economic markets and continued volatility and disruption of the credit markets, which affects the ability of hospitals and other health care systems to obtain credit and may impede our access to capital, intellectual property claims of third parties, availability of inventory from suppliers, adverse outcome of FDA inspections, the receipt of FDA approval to market new products or applications and the timeliness of any approvals, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, availability of vendor-sourced components at reasonable prices, unexpected delays or costs associated with any planned improvements to our manufacturing processes, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to materially differ from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our 2013 Annual Report on Form 10-K. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most directly comparable GAAP measures for the respective periods, and an explanation of our use of these non-GAAP measures, can be found in “Reconciliation of Non-GAAP Financial Measures” immediately following the financial tables. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

-Financial tables follow-

THE SPECTRANETICS CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$43,555	$39,453	$83,169	$77,128
Cost of products sold	10,506	10,625	20,840	20,944
Gross profit	33,049	28,828	62,329	56,184
Gross margin %	76%	73%	75%	73%
Operating expenses:
Selling, general and administrative	28,452	23,065	56,192	45,866
Research, development and other technology	5,704	5,484	11,791	10,656
Due diligence, transaction, and integration costs	3,958	—	4,229	—
Medical device excise tax	588	509	1,113	1,031
Acquisition-related intangible asset amortization	136	246	273	410
Contingent consideration expense	40	202	78	404
Total operating expenses	38,878	29,506	73,676	58,367
Operating loss	(5,829)	(678)	(11,347)	(2,183)
Other income (expense), net	(490)	14	(486)	(15)
Loss before taxes	(6,319)	(664)	(11,833)	(2,198)
Income tax expense (benefit)	246	64	393	(511)
Net loss	$(6,565)	$(728)	$(12,226)	$(1,687)

Net loss per common share:
Basic and diluted	$(0.16)	$(0.02)	$(0.29)	$(0.05)
Weighted average shares outstanding:
Basic and diluted	41,603	38,769	41,479	36,875

THE SPECTRANETICS CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$107,027	$128,395
Accounts receivable, net	38,045	26,766
Inventories, net	25,979	9,476
Deferred income taxes, current portion, net	445	445
Other current assets	4,193	2,748
Total current assets	175,689	167,830
Property and equipment, net	30,534	28,281
Debt issuance costs, net	7,421	—
Goodwill and intangible assets	261,311	20,455
Other assets	1,351	591
Total assets	$476,306	$217,157

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$33,148	$23,225
Convertible senior notes	230,000	—
Other non-current liabilities	30,045	3,932
Stockholders’ equity	183,113	190,000
Total liabilities and stockholders’ equity	$476,306	$217,157

THE SPECTRANETICS CORPORATION
Supplemental Financial Information
(Unaudited)

Financial Summary	2013			2014
(000’s, except laser sales and installed base amounts)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr

Disposable products revenue:
Vascular Intervention revenue	$18,897	$18,956	$20,555	$20,021	$22,496
Lead Management revenue	15,078	16,075	16,286	14,470	16,114
Total disposable products revenue	33,975	35,031	36,841	34,491	38,610

Service and other revenue	2,888	2,851	2,795	2,769	2,872

Laser revenue:
Equipment sales	1,395	906	1,153	1,530	1,191
Rental fees	1,195	975	1,131	824	882
Total laser revenue	2,590	1,881	2,284	2,354	2,073

Total revenue	39,453	39,763	41,920	39,614	43,555

Net income (loss)	(728)	434	883	(5,661)	(6,565)
Adjusted EBITDA (1)	2,147	3,784	3,984	(2,610)	777

Cash flow generated by (used in) operating activities	2,048	3,513	5,029	(8,359)	(1,111)
Total cash and cash equivalents at end of quarter	119,356	123,570	128,395	120,866	107,027

Laser sales summary:
Laser sales from inventory	9	9	5	9	8
Laser sales from evaluation/rental units	5	—	5	4	1
Total laser sales	14	9	10	13	9

(1) Adjusted EBITDA is a non-GAAP financial measure. Please refer to the non-GAAP reconciliation tables following this table for the reconciliation to the most comparable GAAP measure.

Worldwide Installed Base Summary:
Laser sales from inventory	9	9	5	9	8
Rental placements	28	27	29	20	32
Evaluation placements	11	4	9	8	6
Laser placements during quarter	48	40	43	37	46
Buy-backs/returns during quarter	(23)	(26)	(18)	(17)	(15)
Net laser placements during quarter	25	14	25	20	31
Total lasers placed at end of quarter	1,105	1,119	1,144	1,164	1,195

Reconciliation of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared in accordance with GAAP, we use certain non-GAAP financial measures in this release. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures for the respective periods can be found in the tables below. An explanation of the manner in which our management uses these non-GAAP measures to conduct and evaluate our business and the reasons management believes these non-GAAP measures provide useful information to investors are provided following the reconciliation tables.

THE SPECTRANETICS CORPORATION Reconciliation of revenue by geography to non-GAAP revenue by geography on a constant currency basis (in thousands, except percentages) (unaudited)
	Three Months Ended
	June 30, 2014			June 30, 2013	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
United States	$34,854	$—	$34,854	$32,310	8%	8%
International	8,701	(329)	8,372	7,143	22%	17%
Total revenue	$43,555	$(329)	$43,226	$39,453	10%	10%

	Six Months Ended
	June 30, 2014			June 30, 2013	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
United States	$66,626	$—	$66,626	$63,101	6%	6%
International	16,543	(508)	16,035	14,027	18%	14%
Total revenue	$83,169	$(508)	$82,661	$77,128	8%	7%

THE SPECTRANETICS CORPORATION Reconciliation of revenue by product line to non-GAAP revenue by product line on a constant currency basis (in thousands, except percentages) (unaudited)
	Three Months Ended
	June 30, 2014			June 30, 2013	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
Vascular Intervention	$22,496	$(108)	$22,388	$18,897	19%	18%
Lead Management	16,114	(164)	15,950	15,078	7%	6%
Laser System, Service & Other	4,945	(57)	4,888	5,478	(10)%	(11)%
Total revenue	$43,555	$(329)	$43,226	$39,453	10%	10%

	Six Months Ended
	June 30, 2014			June 30, 2013	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
Vascular Intervention	$42,517	$(162)	$42,355	$36,090	18%	17%
Lead Management	30,584	(249)	30,335	30,157	1%	1%
Laser System, Service & Other	10,068	(97)	9,971	10,881	(7)%	(8)%
Total revenue	$83,169	$(508)	$82,661	$77,128	8%	7%

THE SPECTRANETICS CORPORATION
Reconciliation of Net Loss to Non-GAAP Net Loss (in thousands) (unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net loss, as reported	$(6,565)	$(728)	$(12,226)	$(1,687)
Due diligence, transaction, and integration costs (1)	3,958	—	4,229	—
Acquisition-related intangible asset amortization (2)	136	246	273	410
Contingent consideration expense (2)	40	202	78	404
Non-GAAP net loss	$(2,431)	$(280)	$(7,646)	$(873)

Reconciliation of Net Loss Per Share to Non-GAAP Net Loss Per Share (unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net loss per share, as reported	$(0.16)	$(0.02)	$(0.29)	$(0.05)
Due diligence, transaction, and integration costs (1)	0.10	—	0.10	—
Acquisition-related intangible asset amortization (2)	—	0.01	0.01	0.01
Contingent consideration expense (2)	—	0.01	—	0.01
Non-GAAP net loss per share (3)	$(0.06)	$(0.01)	$(0.18)	$(0.02)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA (in thousands) (unaudited)

	Three Months Ended
	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014
Net income (loss), as reported	$(728)	$434	$883	$(5,661)	$(6,565)
Income tax expense (benefit)	64	406	885	147	246
Interest expense (income), net	(6)	1	(2)	(1)	489
Depreciation and amortization	2,369	2,463	2,419	2,459	2,473
Acquisition-related intangible asset amortization (2)	246	246	245	137	136
EBITDA	1,945	3,550	4,430	(2,919)	(3,221)

Contingent consideration expense (2)	202	234	229	38	40
Due diligence, transaction, and integration costs (1)	—	—	—	271	3,958
Intangible asset impairment and change in contingent consideration liability, net (2)	—	—	(675)	—	—
Adjusted EBITDA (4)	$2,147	$3,784	$3,984	$(2,610)	$777

THE SPECTRANETICS CORPORATION Reconciliation of Net Loss to EBITDA and Adjusted EBITDA (in thousands) (unaudited)

	Six Months Ended
	June 30, 2014	June 30, 2013
Net loss, as reported	$(12,226)	$(1,687)
Income tax expense (benefit)	393	(511)
Interest expense (income), net	488	(2)
Depreciation and amortization	4,932	4,823
Acquisition-related intangible asset amortization (2)	273	410
EBITDA	(6,140)	3,033

Contingent consideration expense (2)	78	404
Due diligence, transaction, and integration costs (1)	4,229	—
Adjusted EBITDA (4)	$(1,833)	$3,437

__________________

1)
Due diligence, transaction, and integration costs are related to the Angioscore acquisition, which closed on June 30, 2014, and primarily included investment banking fees, accounting, consulting, and legal fees.

2)
Acquisition-related intangible asset amortization relates to intangible assets acquired from Upstream Peripheral Technologies Ltd. (“Upstream”) in January 2013. Contingent consideration expense represents the accretion of the estimated contingent consideration liability related to amounts payable to Upstream in 2014, 2015 and 2016, primarily based on sales of the products acquired. In the fourth quarter of 2013, we remeasured the contingent consideration liability to its fair value and reduced it by approximately $5.2 million and recorded an impairment charge of approximately $4.5 million related to the intangible assets acquired.

3)	Per share amounts may not add due to rounding.

4)
In 2014, we are not adding back the medical device excise tax to Adjusted EBITDA, as the tax was also included in 2013 results. Therefore, the 2013 quarterly Adjusted EBITDA numbers have been restated to include the medical device excise tax.

Reconciliation of 2014 Projected Net Loss to Non-GAAP Projected Net Loss (in millions) (unaudited)
	Projected Range
	Twelve Months Ended
	December 31, 2014	December 31, 2014
Net loss, GAAP	$(38.0)	$(36.0)
Acquisition-related amortization & contingent consideration expense (5)	10.7	10.7
Due diligence, transaction, and integration costs (1)	9.5	9.5
Litigation costs (6)	2.5	2.5
Non-GAAP net loss	$(15.3)	$(13.3)

THE SPECTRANETICS CORPORATION
Reconciliation of 2014 Projected Net Loss Per Share to Non-GAAP Projected Net Loss Per Share (unaudited)
	Projected Range
	Twelve Months Ended
	December 31, 2014	December 31, 2014
Net loss per share, GAAP	$(0.90)	$(0.85)
Acquisition-related amortization & contingent consideration expense (5)	0.25	0.25
Due diligence, transaction, and integration costs (1)	0.23	0.23
Litigation costs (6)	0.06	0.06
Non-GAAP net loss per share (3)	$(0.36)	$(0.32)

Reconciliation of 2014 Projected Net Loss to EBITDA and Adjusted EBITDA (in millions) (unaudited)
	Projected Range
	Twelve Months Ended
	December 31, 2014	December 31, 2014
Net loss, GAAP	$(38.0)	$(36.0)
Income tax expense	0.9	0.9
Interest expense, net	4.0	4.0
Depreciation and amortization	10.4	10.4
Acquisition-related amortization (5)	8.4	8.4
EBITDA	(14.3)	(12.3)

Contingent consideration expense (5)	2.3	2.3
Due diligence, transaction, and integration costs (1)	9.5	9.5
Litigation costs (6)	2.5	2.5
Adjusted EBITDA	$—	$2.0
__________________

5)
Acquisition-related amortization includes amortization of intangible assets acquired from Upstream in 2013 and from AngioScore in 2014, and amortization of the step-up in fair value of AngioScore inventory. Contingent consideration expense includes accretion on the contingent consideration liabilities incurred in both the Upstream and the AngioScore acquisitions.

6)	Litigation costs represent legal costs in a patent-related matter in which AngioScore is the plaintiff.

Management uses the non-GAAP financial measures as supplemental measures to analyze the underlying trends in our business, assess the performance of our core operations, establish operational goals and forecasts that are used in allocating resources and evaluate our performance period over period and in relation to our competitors’ operating results.

The impact of foreign exchange rates is highly variable and difficult to predict. We use a constant currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of our ongoing operations, we believe that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from our revenue.

We believe presenting the non-GAAP financial measures used in this release provides investors greater transparency to the information used by our management for financial and operational decision-making and allows investors to see our results “through the eyes” of management. We also believe providing this information better enables our investors to understand our operating performance and evaluate the methodology used by management to evaluate and measure such performance.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. Some limitations associated with using these non-GAAP financial measures are provided below:

•	Management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures used.

•
Depreciation and amortization expense, while not requiring cash settlement, are ongoing and recurring expenses and have a material impact on GAAP net income and reflect economic costs to us not reflected in Adjusted EBITDA. The intangible asset impairment, while not requiring cash settlement, reflects an economic cost to us not reflected in Adjusted EBITDA.

•
Items such as the due diligence, transaction and integration costs, litigation costs, and contingent consideration expense excluded from Adjusted EBITDA and Non-GAAP Net Loss can have a material impact on cash flows and GAAP net income and reflect economic costs to us not reflected in Adjusted EBITDA.

•	Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of changes in foreign currency exchange rates, which may have a material impact on GAAP revenue.

•
Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

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